SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2006

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 20, 2006, PharmAthene, Inc. ("PharmAthene") filed a complaint (the “Complaint”) against SIGA Technologies, Inc. (“SIGA”) in the Delaware Chancery Court. PharmAthene's complaint alleges that it has the right to license exclusively development and marketing rights for SIGA’s drug candidate, SIGA-246, pursuant to, among other things, the recently terminated merger agreement between the parties. PharmAthene's complaint further alleges that SIGA failed to negotiate the terms of such license in good faith and otherwise failed to grant such license, and it seeks to compel SIGA to enter into such license and pay unspecified damages. SIGA believes that the complaint lacks merit and intends to contest vigorously the alleged claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            SIGA TECHNOLOGIES, INC.

            By: /s/ Thomas N. Konatich
           Name: Thomas N. Konatich
                   Title:   Chief Financial Officer and
                       Acting Chief Executive Officer

Date: December 22, 2006